UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 10, 2007
Affiliated Computer Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12665	51-0310342

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2828 North Haskell Avenue, Dallas, Texas 75204
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (214) 841-6111
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Press Release
Waiver Agreement dated June 10, 2007
Waiver Agreement dated March 20, 2007

Item 8.01 Other Events.
On June 10, 2007, Affiliated Computer Services, Inc. (the “Company”) announced that it has entered into a Waiver Agreement dated June 10, 2007 with Darwin Deason, the holder of approximately 42% of the Company’s outstanding voting stock and Chairman of the Board of Directors, and Cerberus Capital Management, L.P., to suspend the Exclusivity Agreement between Mr. Deason and Cerberus so that the Company, under the direction of a previously appointed Special Committee of independent directors, can conduct a process to consider the sale of the Company that it considers to be in the best interests of the Company and its stockholders. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the Waiver Agreement is attached is attached as Exhibit 99.2 hereto and is incorporated herein by reference. A copy of the Exclusivity Agreement is attached as Exhibit 99.3 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description
99.1	Press Release issued by the Company on June 10, 2007.

99.2	Waiver Agreement between the Company, Darwin Deason and Cerberus Capital Management, L.P. dated June 10, 2007.

99.3	Exclusivity Agreement between Darwin Deason and Cerberus Capital Management, L.P. dated March 20, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 11, 2007

Affiliated Computer Services, Inc.
By:	/s/ William L. Deckelman, Jr.
Name:	William L. Deckelman, Jr.
Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release issued by the Company on June 10, 2007.

99.2	Waiver Agreement between the Company, Darwin Deason and Cerberus Capital Management, L.P. dated June 10, 2007.

99.3	Exclusivity Agreement between Darwin Deason and Cerberus Capital Management, L.P. dated March 20, 2007.